EXHIBIT 99.2

RADNOR HOLDINGS CORPORATION
NOTICE OF GUARANTEED DELIVERY
of 11% Senior Notes due 2010

As set forth in the prospectus dated _________, 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Radnor Holdings Corporation (the “Issuer”) and its subsidiaries under “The Exchange Offer—Guaranteed Delivery Procedures” and in the letter of transmittal for the Issuer’s 11% Senior Notes due 2010 (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of the Issuer if: (i) certificates for the above-referenced notes (the “Old Notes”) are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

TO: WACHOVIA BANK, NATIONAL ASSOCIATION
(the “Exchange Agent”)

Facsimile Transmission

(704) 590-7628

Confirm by telephone to:

(704) 590-7413

By Mail/Hand Delivery/Overnight Delivery

1525 West W.T. Harris Blvd.
Building 3C3
Charlotte, NC 28262
Attention: Marsha Rice

Delivery of this instrument to an address other than as set forth above or transmittal of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., Philadelphia time, on ______________, 2003, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES		Principal amount of Old Notes exchanged:

$

Signature of Owner		Certificate No. of Old Notes (if available)

Signature of Owner (if more than one)

Dated:	, 2003

Name(s):		Total: $

IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO.:

(Please Print)
Address:

Account No.:

(Include Zip Code)

Area Code and Telephone No.:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No.:

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GUARANTY OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of the above-described securities complies with Rule 10b-4, and (c) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

(Authorized Signature)

Number and Street or P.O. Box			Title:

City	State	ZipCode

Tel. No.:			Date:

Fax No.:

NOTE:

DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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